As filed with the Securities and Exchange Commission on May 31, 2005
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933
__________________

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2844166
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

135 East 57th Street
New York, New York 10022
(Address of principal executive offices) (Zip Code)
__________________

E*TRADE FINANCIAL CORPORATION 2005 EQUITY INCENTIVE PLAN
(Full title of the Plan)

__________________

Russell S. Elmer
General Counsel
E*TRADE FINANCIAL CORPORATION
135 East 57th Street
New York, New York 10022
(646) 840-8846
(Name, address including zip code, and telephone number, including area code, of agent for service)
__________________

copy to:
Bruce K. Dallas
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value Shares not previously registered Shares registered under prior plans	18,481,180 shares (1) (1)	$12.16(2) N/A(3)	$224,731,148.80(2) N/A(3)	26,450.86(2) N/A(3)

(1)	This Registration Statement covers 18,481,180 shares automatically added to the E*TRADE Financial Corporation 1996 Stock Incentive Plan on January 3, 2005 pursuant to the terms of the plan. Such shares were not previously registered and are being registered at this time under the E*TRADE Financial Corporation 2005 Equity Incentive Plan (the “2005 Plan”) which is the successor plan to the E*TRADE Financial Corporation 1996 Stock Incentive Plan (the “1996 Plan”). In addition, this Registration Statement covers up to 58,209,796 shares which were previously registered for offer or sale under the 1996 Plan and which may be offered or sold under the 2005 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of 19,209,796 shares remaining available for issuance under the 1996 Plan and up to 39,000,000 shares subject to currently outstanding options under the 1996 Plan. In the event any of these shares subject to outstanding options are not issued under the 1996 Plan, such as when an option granted under the 1996 Plan is canceled without being exercised, such shares will become available for issuance under the 2005 Plan. This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2005 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)	Calculated under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on May 26, 2005 as reported by the New York Stock Exchange.

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(3)	The Carried Forward Shares were previously registered under Registration Statement Nos. 333-113558, 333-81702, 333-54904, 333-35074, 333-52631 and 333-12503; therefore, no filing fee with respect to those shares is required (Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8).

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PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     E*TRADE Financial Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 10, 2005, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 1, 2005, February 18, 2005, March 16, 2005 and April 18, 2005;

(c)	The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC since December 31, 2004; and

(d)	The Registrant’s Registration Statement No. 001-11921 on Form 8-A12B filed with the SEC on July 12, 1996 (as amended on Form 8-A12B/A filed with the SEC on February 12, 2001) pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock, and the description of the associated rights contained in our registration statement on Form 8-A12B filed on July 17, 2001.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not Applicable.

Item 5. Interests of Named Experts and Counsel

          Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Amended and Restated Certificate of Incorporation of the Registrant contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article 5 of the Restated Bylaws of the Registrant provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

     In connection with the incorporation of the Registrant into the State of Delaware, the Registrant entered into indemnification agreements with each director and certain officers. The Indemnification Agreements provide indemnification to such directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed

          Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4	Rights Agreement dated at July 9, 2001 between E*TRADE Financial Corporation and American Stock Transfer and Trust Company, as Rights Agent (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 9, 2001).
5	Opinion of Davis Polk & Wardwell.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Davis Polk & Wardwell (contained in Exhibit 5).
24	Power of Attorney (included on the signature page).
99.1	E*TRADE Financial Corporation 1996 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed March 12, 2004).
99.2	E*TRADE Financial Corporation 2005 Equity Incentive Plan (Incorporated by reference to Exhibit 10.66 of the Company’s Form 8-K filed May 31, 2005).

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the E*TRADE Financial Corporation 2005 Equity Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification foregoing provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 27 day of May, 2005.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Mitchell H. Caplan

	Name:	Mitchell H. Caplan
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of E*TRADE Financial Corporation, a Delaware corporation, do hereby constitute and appoint Russell S. Elmer and Robert J. Simmons, and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Caplan		May 27, 2005
Chief Executive Officer and
Mitchell H. Caplan	Director (Principal Executive Officer)

/s/ Robert J. Simmons		May 27, 2005
Chief Financial Officer
Robert J. Simmons	(Principal Financial and Accounting Officer)

/s/ George Hayter

George Hayter	Chairman of the Board	May 27, 2005

William A. Porter	Chairman Emeritus

/s/ Daryl G. Brewster

Daryl G. Brewster	Director	May 27, 2005

Ronald D. Fisher	Director

/s/ Michael K. Parks

Michael K. Parks	Director	May 27, 2005

/s/ C. Cathleen Raffaeli

C. Cathleen Raffaeli	Director	May 27, 2005

/s/ Lewis E. Randall

Lewis E. Randall	Director	May 27, 2005

Lester C. Thurow	Director

/s/ Donna L. Weaver

Donna L. Weaver	Director	May 27, 2005

Stephen H. Willard	Director

EXHIBIT INDEX
Exhibit Number       Exhibit

4	Rights Agreement dated at July 9, 2001 between E*TRADE Financial Corporation and American Stock Transfer and Trust Company, as Rights Agent (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 9, 2001).
5	Opinion of Davis Polk & Wardwell.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Davis Polk & Wardwell (contained in Exhibit 5).
24	Power of Attorney (included on signature page).
99.1	E*TRADE Financial Corporation 1996 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed March 12, 2004).
99.2	E*TRADE Financial Corporation 2005 Equity Incentive Plan (Incorporated by reference to Exhibit 10.66 of the Company’s Form 8-K filed May 31, 2005).